American Institute
                                                  of Certified Public
                                                  Accountants

                                                  Utah Association of
                                                  Certified Public
                                                  Accountants

                                                  SEC Practice Section
                                                  Private Companies
                                                  Practice Section
                     H J & ASSOCIATES, L.L.C.

           CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration
Statement on Form S-8 of our report dated March 23, 2000 appearing in this Annual Report on Form 10-KSB of Trans Energy, Inc. for the year ended December 31, 1999.

/S/ H J & Associates, LLC

H J Associates, LLC
Salt Lake City, Utah
December 21, 2000


























50 South Main Street, Suite 1450 * Salt Lake City, Utah 84144 *
Telephone (801) 328-4408 * Facsimile (801) 328-4461